UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2025

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7 Corporate Park, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (800) 997-3337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Leadership Transition

On April 16, 2025, Norman E. Snyder, Jr., the Chief Executive Officer and member of the board of directors of Reed’s, Inc., a Delaware corporation (“Reed’s or the “Company”), announced his retirement.

In connection with Mr. Snyder’s retirement, the Company’s board of directors appointed Cyril Wallace as Chief Executive Officer and member of the board of directors, effective April 16, 2025, pursuant to an Executive Employment Agreement (the “Employment Agreement”).

In order to ensure a smooth transition, Mr. Snyder will remain as an employee of the Company through May 31, 2025 pursuant to the Retirement, Transition and Separation Agreement dated April 14, 2025 (the “Transition Agreement”).

Pursuant to the Transition Agreement, Mr. Snyder will receive 12 months’ severance at his current salary rate and reimbursement of COBRA premiums and deductibles for such 12 month period. Further, he will be given an extended period of two years to exercise all of his vested stock options. Mr. Snyder will also be eligible for bonuses in Q1. Mr. Snyder is party to the Company’s standard Confidentiality and Proprietary Information Agreement (“CPIA”), which includes customary restrictive covenants, and the Company’s standard Indemnification Agreement available to executive officers and directors. Pursuant to the Transition Agreement, Mr. Snyder further agreed to cooperate with the Company, from time to time, as may be reasonably requested to support the Company’s ongoing matters.

Mr. Wallace’s Employment Agreement provides for a base salary of $700,000. Mr. Wallace will receive health insurance, four weeks paid vacation on an annual basis and other benefits available to our executive officers. Mr. Wallace will also receive a signing bonus of $35,000 and long distance commuting and relocation expense reimbursement up to $50,000, which must be reimbursed in full if his employment is terminated (for no reason or any reason) prior to the one-year anniversary of the Effective Date. The Employment Agreement is “at-will” and may be terminated by Mr. Wallace or Reed’s at any time upon five days’ notice, for no reason or for any reason. The Employment Agreement contains customary clawback and arbitration provisions.

Mr. Wallace also executed the CPIA and is party to Reed’s standard Indemnification Agreement. Subject to the board of directors’ establishment of a new equity incentive plan and Mr. Wallace’s continued employment, Mr. Wallace will be granted a restricted stock award of 280,000 shares of common stock, vesting over a one-year term, and performance based stock options to purchase up to 1,388,166 shares of common stock. The performance-based stock options will be granted in tranches beginning in 2025 through 2027. Vesting of performance-based stock options will be subject to achievement of annual performance metrics established by the board of directors and agreed between the parties.

The foregoing summary of the Transition Agreement, Employment Agreement, Indemnification Agreement and CPIA are not complete and are subject to, qualified in their entirety by, and should be read in conjunction with, the full text of such agreements filed, or to be filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The disclosures set forth in Item 1.01 regarding Norman E. Snyder’s retirement and resignation from the positions of Chief Executive Officer and director and the terms of the Transition Agreement are incorporated into this section (b) by this reference.

(c) The disclosures set forth in Item 1.01 regarding Cyril Wallace’s appointment as Chief Executive Officer and the terms of the Employment Agreement are incorporated into this section (c) by this reference.

Mr. Wallace, age 45, has worked with PepsiCo Beverages North America for 21 years. Most recently, he was a VPGM at PepsiCo Beverages North America from May 2022 through April 2024, where he led a $3.2 B territory overseeing sales, warehouse, transportation, and GTM teams and developed strategies to mitigate cost and create sustainable long term growth. Prior, from October 2019, through June 2022, he served as Sales Vice President for PepsiCo’s Atlantic region, a $2.7B territory, overseeing sales, product supply, finance, and Go-To-Market teams. Mr. Wallace holds a Master of Business Administration in Project Management from the Keller Graduate School of Management at DeVry University and a Bachelor of Arts in Marketing from Georgia State University.

There are no arrangements or understandings between Mr. Wallace and any other persons pursuant to which Mr. Wallace was selected as Chief Executive Officer. There are also no family relationships between Mr. Wallace and any director or executive officer of the Company. Mr. Wallace has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(d) On May 14, 2025, the Company appointed Rudolph “Rudd” Bakker, age 59, to the Company’s board of directors. Mr. Bakker will receive standard board compensation of $50,000 per annum. The Company expects to appoint Mr. Bakker to the audit, compensation and governance committees of the board. There are no arrangements or understandings between Mr. Bakker and any other persons pursuant to which Mr. Bakker was selected as a director. Mr. Bakker has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 16, 2025, the Company appointed Cyril Wallace, the Company’s Chief Executive Officer, to the Company’s board of directors.

(e) The disclosures set forth in Item 1.01 regarding compensatory arrangements of Norman E. Snyder, Jr. and Cyril Wallace are incorporated into this subsection (e) by this reference.

Item 8.01 Other Events.

On April 17, 2025, the Company issued a press release announcing Mr. Snyder’s retirement, Mr. Wallace’s appointment as Chief Executive Officer and Mr. Bakker’s appointment as director. A copy of the press release is furnished as Exhibit 99.1 hereto.

This information is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1*	Retirement, Transition and Separation Agreement by and between Reed’s, Inc. and Norman E. Snyder, Jr. dated April 14, 2025
10.2*	Executive Employment Agreement by and between Reed’s, Inc. and Cyril Wallace dated April 16, 2025
10.3	Form of Indemnification Agreement, which is incorporated by reference to Exhibit 10.1 to Form 10-K as filed with the SEC April 1, 2024.
10.4	Form of Confidentiality and Proprietary Information Agreement
99.1	Press Release of Reed’s, Inc. dated April 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of the exhibit have been omitted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: April 17, 2025	By:	/s/ Cyril Wallace
Cyril Wallace
Chief Executive Officer